UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2016

HEXION INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71 Commission File Number	13-0511250 (I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio (Address of Principal Executive Offices)	43215-3799 (Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 21, 2016, Hexion Inc. (the “Company”) entered into an Amendment Agreement (the “Amendment Agreement”), among Hexion LLC, the Company, certain subsidiaries of the Company, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The Amendment Agreement amended and restated the Company’s amended and restated asset-based revolving credit facility (as amended, the “ABL Facility”) with modifications to, among other things, permit the refinancing of the Company’s 8.875% Senior Secured Notes due 2018 (the “Senior Secured Notes”) with new first-priority senior secured notes, new senior secured notes and/or other secured or unsecured indebtedness.

In addition, under the ABL Facility, certain Lenders agreed to provide extended revolving facility commitments (the “Extended ABL Facility Commitments”) in an aggregate principal amount of approximately $350 million with a maturity date of December 5, 2021, subject to the completion of certain conditions, including, among other things, the refinancing of a portion of the Senior Secured Notes. Upon the effectiveness of the Extended ABL Facility Commitments, the existing commitments will be terminated and the size of the ABL Facility will be reduced from $400 million to $350 million. The December 5, 2021 maturity date of the Extended ABL Facility Commitments is also subject to certain early maturity triggers based on the maturity date and outstanding principal amount of certain series of the Company’s secured notes. There can be no assurance that the Extended ABL Facility Commitments will become effective on the terms currently contemplated, or at all.

Certain of the Lenders and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

The foregoing summary is qualified in its entirety by reference to the Amendment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03     Entry into a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment Agreement, dated as of December 21, 2016, among Hexion LLC, Hexion Inc., as U.S. borrower, Hexion Canada Inc., as Canadian borrower, Hexion B.V., as Dutch borrower, Hexion UK Limited and Borden Chemical UK Limited, as U.K. borrowers, Hexion GMBH, as German borrower, the other subsidiaries of Hexion LLC party thereto, as loan parties, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date: December 23, 2016	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement, dated as of December 21, 2016, among Hexion LLC, Hexion Inc., as U.S. borrower, Hexion Canada Inc., as Canadian borrower, Hexion B.V., as Dutch borrower, Hexion UK Limited and Borden Chemical UK Limited, as U.K. borrowers, Hexion GMBH, as German borrower, the other subsidiaries of Hexion LLC party thereto, as loan parties, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.